Exhibit 5.1

www.duanemorris.com June 6, 2011 Hill International, Inc. 303 Lippincott Centre Marlton, New Jersey 08053

Re:	Hill International, Inc. – Registration Statement on Form S-8 Relating to the Hill
International, Inc. 2006 Employee Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Hill International, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 (the “Registration Statement”) for filing with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, which may be issued under the Hill International, Inc. 2006 Employee Stock Option Plan, as amended through June 3, 2011 (the “Plan”).

In connection with the opinion set forth in this letter, we have examined the Registration Statement, originals or copies certified or otherwise identified to our satisfaction of the Plan, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company under the Plan, when issued in accordance with the terms and conditions of the Plan will be legally issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement to be filed by the Company on or about the date hereof. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Sincerely,

/s/ DUANE MORRIS LLP